Exhibit 3.59

STATE OF DELAWARE
CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO A

LIMITED LIABILITY COMPANY PURSUANT TO SECTION 18-214 OF
THE LIMITED LIABILITY COMPANY ACT

1.             The jurisdiction where the Limited Partnership was first formed is: Delaware.

2.             The jurisdiction immediately prior to filing this Certificate of Conversion is: Delaware.

3.             The date the Limited Partnership first formed is: March 28, 2011.

4.             The name of the Limited Partnership immediately prior to filing this Certificate is: Independence Energy Natural Gas LP.

5.             The name of the Corporation as set forth in the Certificate of Formation is: Independence Energy Natural Gas LLC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Partnership has executed this Certificate on the 21 day of October 2011.

INDEPENDENCE ENERGY NATURAL GAS LP

By: Independence Energy Group LLC
Its General Partner

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President & Treasurer

CERTIFICATE OF FORMATION

OF

INDEPENDENCE ENERGY NATURAL GAS LLC

This Certificate of Formation of Independence Energy Natural Gas LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Independence Energy Natural Gas LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 21 day of October, 2011.

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President & Treasurer